Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED, AS INDICATED BY [***], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Loan and Security Agreement

This Loan and Security Agreement (as amended hereafter with the consent of all parties hereto, this “Agreement”) is entered into as of December 27, 2013 and confirms the understanding and agreement by and between BFI Business Finance, a California corporation (“Lender”), with its headquarters at 851 East Hamilton Avenue, 2nd Floor, Campbell, California 95008 (Facsimile No. (408) 288-4018 or (408) 369-4056), on the one hand, and Jones Soda Co. (USA) Inc, a(n) Washington corporation (“Jones USA”) and JONES SODA (CANADA) INC., a(n) Canadian corporation (“Jones Canada”)  (Jones USA and Jones Canada, each individually and collectively, the “Borrower”), on the other hand, with their headquarters at 1000 1st Avenue South, Suite 100,  Seattle,  Washington 98134 (its “Chief Executive Office”) (Facsimile No. (206) 624-6857), regarding the loans to be made by Lender and Lender’s terms and conditions.

RECITALS

A. Borrower has requested Lender to make loans to Borrower for business purposes.

B. Lender is willing to make such loans to Borrower, on the terms and conditions set forth in the Agreement, and Borrower agrees to make the payments required by this Agreement and to comply with the other terms and conditions of this Agreement.

AGREEMENT

1. Lender shall, from time to time at the request of Borrower, advance sums to Borrower so long as: (a) no Overadvance exists before the requested advance (each, an “Advance” and collectively, “Advances”) or would be created by such Advance (with an “Overadvance” to exist when the principal balance of all outstanding Advances plus any applicable reserves exceeds the Allowable Amount, as defined below), and (b) no Event of Default exists or is reasonably anticipated by Lender to occur.  The “Allowable Amount” means the lesser of (a) Two Million and 00/100 Dollars ($2,000,000.00) (the “Maximum Amount”), or (b) the Borrowing Base, with the “Borrowing Base” meaning the sum of (i) eighty-five percent (85%) of the Net Face Amount of Domestic Prime Accounts (both as defined in Paragraph 2), but in any event not in an aggregate amount in excess of Two Million and 00/100 Dollars ($2,000,000.00) (the “Domestic A/R Borrowing Base”), plus (ii) -----n/a----- percent (----------n/a----------%) of the Current Market Cost (as defined in Paragraph 3) of raw materials that constitute Eligible Inventory (as defined in Paragraph 3), and thirty-five percent (35%) of the Current Market Cost of finished goods that constitute Eligible Inventory, but in any event not in an aggregate amount in excess of the lesser of Three Hundred Thousand and 00/100 Dollars ($300,000.00)  or fifty percent (50%) of the aggregate sum of the Net Face Amount of Domestic Prime Accounts and Canadian Prime Accounts  (as defined below in Paragraph 2) (the “Inventory Borrowing Base”),  plus (iii) fifty percent (50%) of the Net Face Amount of Canadian Prime Accounts, but in any event not in an aggregate amount in excess of Three Hundred Thousand and 00/100 Dollars ($300,000.00) (the “Canadian A/R Borrowing Base”).  Amounts borrowed may be repaid and, subject to the terms of this Agreement, reborrowed at any time during the term of this Agreement.  Borrower shall be permitted to draw all available Advances in the following priority: (a) first, all Advances available under the Domestic A/R Borrowing Base shall be drawn prior to drawing any available Advances under the Inventory Borrowing Base or the Canadian A/R Borrowing Base, (b) second, all Advances available under the Inventory Borrowing Base shall be drawn prior to drawing any available Advances under the Canadian A/R Borrowing Base, and (c) last, all Advances available under the Canadian A/R Borrowing Base may be drawn.  At such time that amounts advanced under the Domestic A/R Borrowing Base have been paid in full, with no further intention on the part of Lender to make further advances, or on the part of Borrower to obtain further advances, amounts advanced under the Inventory Borrowing Base and Canadian A/R Borrowing Base shall also be due and payable in full.  Amounts available under this Agreement shall be advanced prior to amounts available under any other agreement with Lender, unless Lender deems otherwise.  To the extent Borrower uses Advances under this Agreement to purchase Collateral (as defined in Paragraph 10), Borrower’s repayment of the Advances shall apply on a “first-in first-out” basis so that the portion of the Advances used to purchase a particular item of Collateral shall be paid in the chronological order in which Borrower purchased the Collateral.  Lender may, in its sole discretion, from time to time, reduce the above percentages or institute reserves against the Borrowing Base including, without limitation, under circumstances that Lender determines in good faith that: the dilution rate of Accounts (as defined in Paragraph 10) for any period has or may be reasonably anticipated to increase in any material respect; the general creditworthiness of one or more account debtors has declined; the number of days of turnover of Inventory (as defined in Paragraph 10) for any period has increased in any material respect; the liquidation value of Eligible Inventory, or any category thereof, has decreased; cost or count variances exist or are anticipated to exist with respect to Inventory; or the nature and quality of Inventory has deteriorated.

1) As used in this Agreement, “Net Face Amount” shall mean with respect to an Account, the gross face amount of such Account less all trade discounts or other deductions to which the account debtor is entitled.  “Domestic Prime Accounts” shall mean Accounts created by Borrower which:  are acceptable to Lender in its

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sole discretion;  are creditworthy, and not owing from account debtors that have failed, are insolvent, out of business, or who are subject to a voluntary or involuntary insolvency proceeding;  are subject to a perfected security interest held by Lender;  have been delivered to Lender in such a manner as Lender may require, including being presented with a “Report of Assignments” or such other procedural requirement established by Lender pursuant to this Agreement or in a procedure manual or otherwise;  as of the date of determination, are not more than sixty  (60) days past due or remain uncollected more than ninety  (90) days from the date of each invoice;   have been created by absolute sales of Borrower’s merchandise or service, are genuine, bona fide and collectible, and Borrower has good, unencumbered and absolute title thereto, free of any third party claims and liens;  are not subject to any dispute, right of offset (other than offsets for trade spend, promotional allowances or bill-backs with such account debtor in the ordinary course of business), claim, cross claim, counterclaim, defense or right of cancellation or return;  at the time of delivery or transmission to Lender, all property (and/or services) giving rise to such Accounts will have been delivered (from Premises (as defined below) in the United States, or in the case of Canadian Prime Accounts (as defined below), from Premises in Canada)) to, and/or performed, as applicable, and unconditionally accepted by, each account debtor, and such property shall not have been placed on consignment, guaranteed sale, sale or return, sale on approval, or other terms by which payment by the account debtor is conditional;  Borrower has fully performed as required by the terms of all agreements or purchase orders giving rise to such Account;  are due and unconditionally payable on terms of thirty  (30) days or less, or on such other terms (as are acceptable to Lender) which are expressly set forth on the face of all invoices, copies of which shall be delivered to Lender;   do not consist of progress billings, bill and hold invoices or retainage invoices;  neither the account debtor nor any officer, employee or agent of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise, nor are any such Accounts owing from account debtors to whom Borrower is or may become liable to for goods or services rendered by such account debtors to Borrower;  the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State or any political subdivision, department, agency or instrumentality thereof;   from a single account debtor and its affiliates do not in the aggregate constitute more than twenty-five percent (25%) of all otherwise Prime Accounts (but the portion of such Accounts not in excess of such percentage may be deemed Prime Accounts);  are not owed by any account debtor whose Accounts that have aged ninety  (90) days or more from invoice date comprise more than twenty-five percent (25%) of such account debtor’s total Accounts; and   are not Accounts with respect to which the account debtor is a resident of a country other than the United States of America except for Canadian Prime Accounts (as defined below) and as Lender may consent in its sole discretion; and  strictly comply with all Borrower’s warranties and representations to Lender (including those set forth in Paragraph (15)).  “Canadian Prime Accounts” shall mean Accounts created by Borrower owing from Canadian account debtors that satisfy all requirements of Domestic Prime Account except that such account debtors are residents of Canada and, [***] shall not in the aggregate constitute more than of the sum all otherwise Domestic Prime Account and Canadian Prime Accounts (but the portion of such Accounts not in excess of such percentage may be deemed Canadian Prime Accounts).  Any Accounts that are not Domestic Prime Accounts or Canadian Prime Accounts shall nevertheless be part of the Collateral.  “Value” shall mean the lower of cost or fair market value.  “Premises” shall collectively mean the Chief Executive Office and ----------See Addendum A---------- Borrower’s additional place(s) of business (individually or collectively, the “Other Locations”).

2. As used in this Agreement, “Current Market Cost” means, as determined by Lender in its sole discretion, the lower of: (a) cost of Inventory, computed on a first-in-first-out basis in accordance with GAAP (as defined in Paragraph 49); or (b) market value of Inventory.  “Eligible Inventory” shall mean Inventory that meets the following criteria: (i) Inventory acceptable to Lender, in its sole discretion, for lending purposes; (ii) Inventory held for sale or lease in the ordinary course of Borrower’s business; (iii) Inventory located at Borrower’s Premises (as defined in Paragraph 2) (or in transit to or from such Premises); provided however, that if any such location is owned by a party other than Borrower, Lender shall have obtained from the owner thereof an agreement relative to Lender’s rights with respect to such Inventory, in form and content satisfactory to Lender if required by Lender; (iv) Inventory shall be that in which Lender has a first priority, perfected security interest; (v) Inventory shall not be subject to a security interest, lien, or other encumbrance in favor of any other person or entity; (vi) Inventory shall be of good and merchantable quality free from defects, and that is not slow moving, obsolete, returned, perishable, or manufactured under a license agreement unless the licensor (if other than Borrower) has entered into an agreement in form and content satisfactory to Lender; (vii) Inventory shall be owned by, and in the lawful possession or control (provided that Lender has been advised in advance of any third parties in possession of Inventory under Borrower’s control) of, Borrower; (viii) Inventory shall be that which does not consist of packaging and shipping materials; and (ix) Inventory shall be that which does not consist of supplies used or consumed in Borrower’s business, raw materials or work-in-process.  General criteria for Eligible Inventory may be established and revised from time to time by Lender in its sole discretion.  Any Inventory that is not Eligible Inventory shall nevertheless be part of the Collateral.

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [***], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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3. As used in this Agreement, “Canadian Employee” means any employee, former employee, consultant or contractor providing services in Canada to a Borrower or any of its subsidiaries. “Canadian Employee Benefits Legislation” means the Canada Pension Plan (Canada), the Income Tax Act (Canada), the Pension Benefits Standards Act 1985 (Canada), the Employment Insurance Act (Canada), and any equivalent Canadian federal or provincial legislation including, but not limited to, employee benefit legislation in the Province of Alberta,  British Columbia and Ontario, as amended from time to time. “Canadian Employee Plans” means all the employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, retiring allowance, severance, deferred compensation, stock compensation, stock purchase, unit purchase, retirement, life, hospitalization insurance, medical, dental, legal, disability, vacation pay, overtime pay and similar plans or arrangements or practices relating to the employees, former employees consultants, or contractors of the Borrower. “Canadian Pension Plan” means any pension plan required to be registered under the Income Tax Act (Canada) or any Canadian federal or provincial law and or contributed to by a Borrower for its Canadian Employees or former Canadian Employees but does not include the Canada Pension Plan maintained by the Government of Canada.  “Defined Benefit Plan” means any Canadian Pension Plan which contains a “defined benefit provision”, as defined in subsection 147.1(a) of the Income Tax Act (Canada).  “Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

4. Except as provided below, each Advance and Borrower’s total indebtedness to Lender shall be paid by Borrower as follows:  the receipt by, and/or the delivery to, Lender of all payments on Accounts (including deposits relating thereto and collections on cash sales) and proceeds of other Collateral;  the delivery to Lender from time to time on demand, of a sum equal to the Net Face Amount of all Accounts assigned to Lender and which remain uncollected more than ninety  (90) days from the date of each invoice or which are more than sixty  (60) days past due.  Notwithstanding the foregoing, in the event that an Overadvance exists (and without affecting Lender’s other rights and remedies), Borrower shall immediately repay the entire Overadvance to Lender without demand unless Lender agrees in writing to the contrary.  In addition, Borrower’s entire unpaid indebtedness, whenever and however created, shall become immediately due and payable upon the occurrence of an Event of Default (as defined in Paragraph 35) or in the case of termination, (as set forth in Paragraph 37), whether by notice, lapse of time or otherwise, whichever occurs first.  Payments received shall be applied first against fees and costs, if any, then against interest and then against principal, and with any excess cleared funds to be remitted Borrower.  Borrower has continuous on-line internet access to information regarding the Obligations, and such information shall be conclusively presumed to be correct and constitute an account stated unless, within thirty (30) days following any such information first becoming available, Borrower delivers (pursuant to Paragraph 41) written objection thereto to Lender.  Borrower acknowledges and agrees that (unless otherwise agreed to by Lender in writing) all Accounts shall be assigned to Lender regardless of whether Advances will be made against same.

5. Advances hereunder shall bear interest, on the average daily outstanding balance, at the rate (the “Rate”) of two percentage point(s) (2.00%) per annum (in the case of Advances against the Domestic A/R Borrowing Base or the Canadian A/R Borrowing Base), and two percentage point(s) (2.00%) per annum (in the case of Advances against the Inventory Borrowing Base) over and above the rate announced as the “prime” rate in the Western Edition of the Wall Street Journal which is in effect from time to time (the “Prime Rate”); provided that the Prime Rate shall at all times be deemed to be not less than four percent (4.00%) per annum (the “Deemed Prime Rate”) and provided that the minimum amount of interest payable together with the Administrative Fee (as defined in Paragraph 9) shall in no event be less than ----------N/A---------- and 00/100 Dollars ($-----N/A-----) per month (the “Minimum Monthly Interest Payment”).  In the event that the Prime Rate is changed, the adjustment in the Rate charged shall be made on the day such change occurs.  Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.  Interest shall be due and payable monthly on the first day of each month, and if not so paid, shall bear interest at the Rate.  Borrower hereby instructs and authorizes Lender (until such time as such instructions are revoked in writing) to charge accrued interest as an Advance under this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, no payment made by check or any other means shall be deemed made until three (3) business days after receipt thereof by Lender, to allow for and subject to, clearance of funds.

6. For the purposes of Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent to the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable.  The rates of interest under this Agreement are nominal rates, and not effective rates or yields.  The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

7. If any provision of this Agreement would oblige a Borrower to make any payment of interest or other amount payable to the Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by the Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(a.)	first, by reducing the amount or rate of interest; and
(b.)

thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

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8. The following fees/deposits shall apply:
(a.)

Loan Fee – Prior to the Effective Date (as defined in paragraph 36 below),  Borrower agrees to pay Lender a loan fee of three-eighths percent (0.375%) of the Maximum Amount (the “Initial Loan Fee”),  with an additional loan fee of three-eighths percent (0.375%) of the Maximum Amount due on July 1, 2014, and with annual loan fee(s) of three-quarters of one percent (0.75%) due every twelve months following the time of the initial Advance hereunder (the “Loan Fee”).

(b.)

Administrative Fee - While any indebtedness remains outstanding pursuant to this Agreement, on or before the first day of each month, Borrower agrees to pay an administrative fee equal to fifteen-hundredths of one percent (0.15%) per month of the average daily outstanding balance during the preceding month (the “Administrative Fee”).  For purposes of computing the average daily outstanding balance during the month and the Administrative Fee payable on account thereof, payments shall be applied as set forth in Paragraphs 5 and 6 above.

(c.)

Good Faith Deposit – Lender has received or will receive a deposit in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) (the “Good Faith Deposit”) to be applied against audit fees and expenses and documented actual out of pocket costs incurred by or on behalf of Lender in connection with the transaction that is the subject of this Agreement.  Any unpaid portion of the Good Faith Deposit shall be due and payable at the funding hereof.  In the event that such fees and costs are less than the Good Faith Deposit, any such excess amount will be applied to the Loan Fee, or if the Loan Fee has been paid in full, such excess amount shall be refunded to Borrower.

(d.)

Documentation Fee/Legal Deposit - Lender has received or will receive an additional documentation fee and legal deposit in the amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00) to be applied against document preparation and legal fees and documented out-of-pocket costs (the “Documentation Fee/Legal Deposit”).  Any unpaid portion of the Documentation Fee/Legal Deposit shall be due and payable at the funding hereof.  In the event that such fees and costs are less than the Documentation Fee/Legal Deposit, any such excess amount will be applied to the Loan Fee, or if the Loan Fee has been paid in full, such excess amount shall be refunded to Borrower.

(e.)

Audit Fee - Additionally, Borrower shall pay to Lender on demand Periodic audit fees of One Thousand and 00/100 Dollars ($1,000.00) per day, plus actual documented out of pocket costs related to each audit, with audit fees not to exceed the amount of Three Thousand and 00/100 Dollars ($3,000.00) per year plus actual documented out of pocket costs related to such audit(s) so long as no Event of Default has occurred.

(f.)

Inventory Appraisal Fee – While any: (a) funds are available to Borrower under the Inventory Borrowing Base; or (b) funds that have been advanced under the Inventory Borrowing Base are owing and payable to Lender, Borrower shall pay on demand any fees incurred in connection with periodic inventory appraisal and monitoring fees.  Notwithstanding the foregoing, until and unless the Inventory Borrowing Base is amended to be increased to $500,000 at Borrower’s request and at Lender’s sole discretion, Lender in the absence of an Event of Default shall not perform any Inventory appraisals and Borrower in the absence of an Event of Default shall not be obligated for any appraisal or monitoring fees.

9. This Agreement secures the following  Borrower’s obligations under the Advances and this Agreement;  all of Borrower’s other present and future obligations to Lender;  the repayment of  any amounts that Lender may advance or spend for the maintenance or preservation of the Collateral (as defined hereinbelow); and  any other expenditures that Lender may make under the provisions of this Agreement or for the benefit of Borrower;  all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations whether or not of the nature contemplated at the date hereof;  any of the foregoing that arises after the filing of a petition by or against Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise; and  interest on the preceding amounts as agreed between Lender and Borrower, or if no such agreement, at the maximum rate permitted by law (collectively, the “Obligations”).  These Obligations shall be secured by a continuing security interest in all of the personal property and trade fixtures now owned or hereafter acquired by Borrower whether now existing or hereafter arising and wherever located, together with all collateral now or hereafter described in any form UCC-1(a “UCC-1 Financing Statement”) (or any financing statement filed under applicable Canadian personal property security laws (a “Canadian PPSA Financing Statement” and together with UCC-1 Financing Statements, “Financing Statements”)) filed against Borrower naming Lender as the secured party, including without limitation,  all Accounts;  all Chattel Paper including without limitation Electronic Chattel Paper;  all Inventory;  all Equipment;  all trade fixtures and all Fixtures if real property collateral is involved;  all Instruments;  all Financial Assets, including without limitation, Investment Property;  all Documents;  all Deposit Accounts;  all Letter of Credit Rights;  all General Intangibles including without limitation copyrights, trademarks, and patents in all countries, Payment Intangibles and Software, and all rights in and to domain names in whatever form, and all derivative URLs;  all Supporting Obligations;  any Commercial Tort Claim listed on any schedule provided herewith or hereafter;  all returned or repossessed goods arising from or relating to any Accounts or Chattel Paper;  all certificates of title and certificates of origin or manufacturers statements of origin relating to any of the foregoing, now owned or hereafter acquired;  all property similar to any of the foregoing hereafter acquired by Borrower;  all ledger sheets, files, records, documents, instruments, and other books and records (including without limitation related electronic data processing Software) evidencing an interest in or relating to the above;  all money, cash or cash equivalents; and  to the extent not otherwise included in the foregoing, all proceeds, products, insurance claims, and other rights to payment and all accessions to, replacements for, substitutions for, and rents and profits of, and noncash proceeds of each of the foregoing (all of the foregoing

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collectively, the “Collateral”).  All of the foregoing terms, capitalized or otherwise, shall have the meaning given in the California Uniform Commercial Code, as amended from time to time (the “UCC”) and any term defined in this Agreement by reference to the “UCC” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the Personal Property Security Act of each applicable province of Canada), in all cases for the extension, preservation or betterment of the security and rights of the Lender).  Notwithstanding any contrary term of this Agreement, Collateral shall not include any waste or other materials that have been or may be designated as toxic or hazardous.  Each new Advance (and all prior Advances, indebtedness or liabilities) shall be covered by this Agreement and all other security agreements that Borrower has then given or caused to be given to Lender.  Except to the extent otherwise provided, this Agreement does not secure any obligation that is secured by a consensual lien on real property.

10. Borrower shall preserve Borrower’s existence and not, in one transaction or a series of related transactions,  merge into or consolidate with any other entity, or sell any of Borrower’s assets (except for sales of Inventory in the ordinary course of business); change the Borrower’s location of organization, change Borrower’s legal name;  relocate its Chief Executive Office or Premises; or  open any new locations unless Borrower  gives thirty (30) days’ prior written notification to Lender; and  executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect Lender’s interests in the Collateral at such locations, including without limitation, Financing Statements and waivers with an acknowledgement of Lender’s interest from any landlord, bailee, or warehouseman in form and substance satisfactory to Lender, or as Lender may require as a result of such change.  The Collateral, however, shall not at any time now or hereafter be stored with a landlord, bailee, warehouseman, or similar party without Lender’s prior written consent and Lender’s receipt of the above waivers with an acknowledgement from the third party that it is holding the Collateral for the benefit of Lender.  Notwithstanding the foregoing two sentences, on the Effective Date the only Premises for which Lender requires a landlord, bailee or warehouseman waiver are Borrower’s Chief Executive Office and the two Premises marked with an asterisk on Addendum A.  Borrower shall provide Lender with prompt written notice following Borrower having knowledge of the sale or contemplated sale of the Premises whether owned or leased.  Borrower will cooperate with Lender in obtaining possession or control, where Lender chooses to require possession or control in addition to the filing of Financing Statements.  Borrower will cooperate with Lender in obtaining possession or control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter of Credit Rights, and Electronic Chattel Paper.  If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Lender in a writing signed by Borrower of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Lender.

11. As of the Effective Date of this Agreement, Borrower’s exact legal name is as set forth in the first paragraph of this Agreement.  Borrower shall not do business under any name other than Jones Soda Co. (USA) Inc. or JONES SODA (CANADA) INC. unless Borrower has provided to Lender evidence it has taken such legal steps required with respect to fictitious or assumed names under the applicable laws of the jurisdictions in which Borrower is located and/or does business.  To that effect, Lender has received acceptable documentation indicating that Borrower will be doing business under the following additional name(s): ----------N/A----------.

12. In order to induce the Lender to enter into this Agreement, the Borrower makes the following representations and warranties to the Lender which shall be true, correct and complete as of the date hereof: (a) the Borrower has remitted all Canada Pension Plan contributions, provincial pension plan contributions, workers’ compensation assessments, employment insurance premiums, employer health taxes, municipal real estate taxes and other taxes payable under applicable law by them, and, furthermore, have withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Income Tax Act (Canada) all amounts required by law to be withheld, including without limitation all payroll deductions required to be withheld and has remitted such amounts to the proper governmental authority within the time required under applicable law; (b) the Borrower does not maintain or contribute to any plan other than statutory plans required by applicable law; (c) the Borrower does not have and is not subject to any present or future obligation or liability under any Canadian Employee Plan and any overtime pay, vacation pay, premiums for unemployment insurance, health and welfare insurance premiums, accrued wages, salaries and commissions, severance pay and employee benefit plan payments have been fully paid by each Borrower or, in the case of accrued unpaid overtime pay or accrued unpaid vacation pay for Canadian Employees, has been accurately accounted for in the books and records of each Borrower; (d) Schedule 13(d) attached to this Agreement (as updated from time to time) lists all the Canadian Pension Plans and Canadian Employee Plans applicable to the Canadian Employees of each Borrower in respect of employment in Canada and which are currently maintained or sponsored by each Borrower or to which each Borrower contributes or has an obligation to contribute, except, for greater certainty, any statutory plans to which each Borrower is obligated to contribute to or comply with under applicable law; (e) No improvements to any Canadian Pension Plan or any Canadian Employee Plan have been promised and no amendments or improvements to a Canadian Employee Plan will be made or promised by any Borrower before the closing date; (f) no Borrower provides benefits to retired Canadian Employees or to beneficiaries or dependents of retired Canadian Employees; (g) all obligations regarding the Canadian Pension Plans and the Canadian Employee Plans (including current service contributions) have been satisfied, there are no outstanding defaults or violations by any party to any Canadian Pension Plan and any Canadian Employee Plan and no taxes, penalties or fees are owing or eligible under any of the Canadian Employee Plans; (h) each Canadian Pension Plan and each Canadian Employee Plan is fully funded or fully insured, in the case of a Canadian Pension Plan, as required under the most recent actuarial valuation filed with the applicable governmental authority pursuant to generally accepted actuarial practices and principles.  To the best knowledge of each Borrower, no fact or circumstance exists that could adversely affect the tax-exempt status of a Canadian Pension Plan or Canadian Employee Plan; (i) no Borrower: (i) is a party to any collective bargaining agreement, contract or legally binding commitment to any trade union or employee organization or group in respect of or affecting Canadian Employees; (ii) is a party to any application,

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complaint, grievance, arbitration, or other proceeding under any statute or under any collective agreement related to any Canadian Employee or the termination of any Canadian Employee and there is no complaint, inquiry or other investigation by any regulatory or other administrative authority or agency with regard to or in relation to any Canadian Employee or the termination of any Canadian Employee; and (iii) has engaged in any unfair labor practice, nor is any Borrower aware of any pending or threatened complaint regarding any alleged unfair labor practices; (j) there is no strike, labor dispute, work slow down or stoppage pending or threatened against any Canadian Loan Party and no Canadian Loan Party is currently the subject of any union organization effort or any labor negotiation; (k) all contributions, assessments, premiums, fees, taxes, penalties or fines in relation to the Canadian Employees have been duly paid and there is no outstanding liability of any kind in relation to the employment of the Canadian Employees or the termination of employment of any Canadian Employee; (l) the Borrower is in compliance with all requirements of Canadian Employee Benefits Legislation and health and safety, workers compensation, employment standards, labor relations, health insurance, employment insurance, protection of personal information, human rights laws and any Canadian federal, provincial or local counterparts or equivalents in each case, as applicable to the Canadian Employees and as amended from time to time; (m) no Borrower has, maintains, administers, or contributes to any Defined Benefit Plan or has any liability in respect of any Defined Benefit Plan.

13. So long as Borrower is indebted to Lender, Borrower warrants, represents and agrees that: (a) Borrower will cause to be delivered to Lender, promptly upon Lender`s written request, a copy of each Canadian Pension Plan and Canadian Employee Plan and, if applicable, related trust agreements or other funding instruments and all amendments thereto; (b) Borrower shall obtain and provide Lender, upon its request, with written confirmation from the applicable governmental authorities for each Canadian Pension Plan or Canadian Employee Plan that is required to be registered with any governmental authority under Canadian Employee Benefits Legislation.  Borrower shall ensure that each Canadian Pension Plan or Canadian Employee Plan retains its registered status under and is administered in all material respects in accordance with the terms of the applicable Canadian Pension Plan text, funding agreement and Canadian Employee Benefits Legislation; (c) Borrower will cause all reports and disclosures required by any Canadian Pension Plan or applicable Canadian Employee Benefits Legislation to be filed and distributed as required; and (d) Borrower shall perform in all material respects all obligations (including (if applicable), funding, investment and administration obligations) required to be performed by such Borrower in connection with each applicable Canadian Pension Plan and Canadian Employee Plan and the funding therefore; make and pay all current service and, as applicable, special payments relating to solvency deficiencies under each applicable Canadian Pension Plan and pay all premiums required to be made or paid by it in accordance with the terms of each applicable Canadian Employee Plan and Canadian Employee Benefits Legislation and withhold by way of authorized payroll deductions or otherwise collect and pay into the applicable Canadian Pension Plan or Canadian Employee Plan all employee contributions required to be withheld or collected by it in accordance with the terms of each applicable Canadian Pension Plan or Canadian Employee Plan, and Canadian Employee Benefits Legislation; and ensure that, to the extent that such Borrower has a Canadian Pension Plan which is a defined benefit pension plan, that such plan is fully funded, both on an ongoing basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the actuarial valuations last filed with the applicable governmental authorities and which are consistent with GAAP (as defined below); and (e) Borrower shall not, nor shall it permit any of its subsidiaries to, (i) establish or commence contributing to any Defined Benefit  Plan or; (ii) acquire an interest in any Person if such Person sponsors. Administers, maintains or contributes to, or has any liability in respect of, any Defined Benefit Plan.

14. So long as Borrower is indebted to Lender, Borrower warrants, represents and agrees that:  at the time of making any Advance request, all Accounts and all Inventory against which Borrower seeks Advances, are and shall be Domestic Prime Accounts, Canadian Prime Accounts and Eligible Inventory, as applicable; all Collateral in which a security interest has been or will be given or caused to be given by Borrower to Lender is and will be a first security interest on the property described in each such security agreement (except insofar as Borrower has notified Lender to the contrary in writing) and shall remain personal property at all times;  the property covered by all security agreements given or caused to be given by Borrower to Lender  is solely owned by Borrower, the party described in such security agreement; or  Borrower has rights in or the power to grant a security interest in such property;  the property covered by all security agreements given or caused to be given by Borrower to Lender is free and clear of all liens, encumbrances, security interests,  adverse claims, or restrictions on transfer or pledge except as created by such security agreements and except for Permitted Liens (as defined below in Paragraph 59);   the tangible Collateral covered by all security agreements given or caused to be given by Borrower to Lender is kept in good condition and repair, is not subject to waste, will not be affixed to any real property in any manner which would change the Collateral’s nature from that of personal property to real property and/or fixture, and (except for sales of Inventory in the ordinary course of business) will not be removed from the Premises described in such security agreements without first obtaining Lender’s prior written consent;  all Collateral consisting of goods shall be located solely in Washington, California, Illinois, British Columbia, Canada or Ontario, Canada (or in transit to or from Premises in such locations) or such other locations as Lender consents to in writing, the “Collateral Location(s)”;  all facts, figures, representations given, or caused to be given by Borrower to Lender in connection with the Value of the Collateral or regarding each Advance or Account or pertaining to anything done under this Agreement shall be true and correct except for insignificant or di minimus errors;   Borrower’s books and records fully and accurately reflect all of Borrower’s assets and liabilities (with any contingent liabilities existing prior to the Effective Date having been disclosed to Lender in writing, and with any subsequently existing contingent liabilities to be promptly disclosed to Lender in writing) except for insignificant or di minimus errors, are kept in the ordinary course of business in accordance with GAAP, (as defined in Paragraph 49) consistently applied and all information contained therein is true and correct except for insignificant or di minimus errors;   the fair market value of the property covered by all security agreements given by Borrower to Lender, is and shall at all times be, not less than the price which Borrower paid therefor (less normal depreciation caused by ordinary wear and tear) and as represented to Lender;   as of the Effective Date, there are no actions or proceedings pending by or against Borrower before any court or administrative agency and there are no pending, threatened, or known to be imminent litigations, governmental investigations or claims, complaints, or prosecutions

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involving Borrower  (and hereafter there shall be none of the foregoing matters except for a matter that, if decided adversely to Borrower, would not  materially impair the prospect of repayment of the Obligations; or  materially impair the value or priority of Lender’s security interests in the Collateral., and Borrower is not bound (and will not be bound) by the terms of any settlement agreement, consent decree, or the like relating to formerly pending, pending, or threatened actions, proceedings, or prosecutions involving Borrower, except as heretofore disclosed in writing to Lender; and Borrower has (and at all times shall maintain) the legal power and authority to enter into this Agreement and to perform and discharge all of its obligations hereunder.

15. So long as Borrower is indebted to Lender, Borrower covenants and agrees that:  Borrower will not borrow any money in excess of Twenty-five Thousand and 00/100 Dollars ($25,000.00) in the aggregate, except pursuant to this Agreement without first obtaining the consent of Lender; Borrower will not guarantee or otherwise become liable with respect to the obligations of any third party; Borrower will not make any distributions or declare or pay any dividends (whether in cash or stock), on, or purchase, acquire, redeem or retire any of Borrower’s capital stock without Lender’s prior written consent; Borrower will not directly or indirectly make or acquire any beneficial interest in, or make any loan or capital contribution to any third party without Lender’s prior written consent; Except as disclosed to Lender, Borrower shall not directly or indirectly enter into or permit to exist any material transaction with any affiliate of Borrower; Borrower shall immediately notify Lender if Borrower’s C.E.O., C.F.O. or V.P of Finance are no longer employed or die or become disabled;  all taxes of any governmental or taxing authority due or payable by, or imposed or assessed against Borrower have been paid and shall be paid in full before delinquency or have had adequate provision made for the payment thereof other than such taxes, assessments, fees or other governmental charges being contested in good faith by appropriate proceedings, provided that none of the foregoing shall prejudice any of Lender’s Event of Default rights and remedies that may arise if any of the foregoing circumstances result in a notice of lien, levy, or assessment being filed with respect to any property of Borrower or if such unpaid taxes become a lien upon any of such property;   all filings or other actions required under applicable law, including but not limited to securities law, have been made or shall be made before delinquency;  Jones USA is a corporation and Jones USA will do all things necessary to preserve good standing as a corporation under the laws of the State of Washington, Jones Canada is a corporation and will do all things necessary to preserve its good standing as a corporation under the laws of the applicable provinces of Canada, and both will do all things necessary to preserve good standing in the applicable state(s)  (including Washington, California and Illinois),  Canadian provinces (including British Columbia and Ontario) and country(ies) (including Canada) where the failure to preserve good standing could reasonably be expected to have a material adverse effect, provided, however, the foregoing shall not require Borrower to register to do business as a foreign corporation in any such jurisdiction where such registration would not be required by applicable law.  Lender does not authorize, and Borrower agrees not to:  make any sales or leases of any of the Collateral outside of the ordinary course of business;  enter into an exclusive license of any of the Collateral, a license of any of the Collateral outside of the ordinary course of business or fail to notify Lender of any license permitted hereunder; or  grant or permit to exist any other security interest or lien in any of the Collateral, or on any income, profits or proceeds therefrom except for Permitted Liens.  Other than in the ordinary course of its business, Borrower shall accept no returns and shall grant no allowances or credits to account debtors without notifying Lender at the time credit is issued.  Lender shall have the right to impose a reserve against the A/R Borrowing Base and the Canadian A/R Borrowing Base for actual or anticipated returns, allowances, and credits.

16. Borrower agrees to execute upon demand by Lender any and all Financing Statements, Continuation Statements and other statements (together with the Canadian equivalents of same) intended to perfect and/or continue Lender’s security interest in the Collateral, in whatsoever form Lender may require including but not limited to an abbreviated Collateral description such as “All Assets of the Borrower”, as provided for and defined in Division 9 of the California UCC or “All Present and After Acquired Personal Property”, as provided for in applicable Canadian personal property security laws, but Lender shall be entitled and is hereby expressly authorized to execute and file the same on Borrower’s behalf, and Lender is hereby appointed Borrower’s attorney-in-fact for such purpose.

17. Each warranty, representation, and agreement contained in this Agreement shall be automatically deemed repeated with each Advance and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made, or information possessed by Lender.  The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements contained in any other document or instrument which Borrower shall give, or cause to be given, to Lender either now or hereafter.

18. Notwithstanding termination of this Agreement, all assignments, pledges, liens, and/or other security interest now or hereafter granted to Lender and all other obligations required of Borrower pursuant to this Agreement or any of the other Loan Documents, shall continue in full force until all of the Obligations owing to Lender have been paid, including without limitation Borrower’s obligation to continue to turn over sales information and invoices, and collections thereon, to Lender.

19. Borrower shall promptly pay, any and all expenses of storing, warehousing, insuring, handling and shipping of Borrower’s property, any and all excise, property, sales and other taxes (providing Lender with evidence of payment thereof) levied or imposed by any governmental or taxing authority on Borrower or on any of Borrower’s property or any property caused to be given to Lender as security, and any amounts owing to any third party that could give rise to any security interest, encumbrance or lien on any of Borrower’s property or any property caused to be give to Lender as security.  If Borrower fails to promptly pay when due (or to make adequate provision for the payment thereof without any adverse effect upon Borrower), whether to Lender or any other person, monies which Borrower is required to pay under any requirement of this Agreement, Lender may, but need not, pay the same and charge Borrower’s account therefore and Borrower shall promptly reimburse Lender therefor.  Any and all sums shall become additional indebtedness owing to Lender and shall bear interest at the rate provided in Paragraph 6 hereof and shall be covered by all security now or hereafter given by Borrower or which Borrower

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causes to be given to Lender.  Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt for the payment thereof from the appropriate governmental agency or other entity shall be conclusive evidence that the same was validly due and owing.

20. All documents to be delivered by Borrower to Lender shall contain such terms and be in such form as Lender may require.  Each assignment, pledge or other security agreement shall include and cover all of Borrower’s right, title, and interest in property described therein and all of Borrower’s books, records, and files relating thereto.  All ledger sheets, files, records and documents, files and records relating to Accounts, Inventory, or other Collateral assigned to Lender shall, unless delivered to or removed by Lender, be kept on the Premises in trust for, and without cost to Lender.  Lender may during the existence of an Event of Default remove from the Premises all documents, files and records relating to the Collateral, with Borrower permitted to make (at its expense) and retain copies of all of the foregoing.

21. Intentionally Omitted.

22. Borrower acknowledges and agrees that Lender may from time to time at its discretion run such further credit reports and other reports as it may deem necessary to continue to keep itself apprised regarding the continued financial condition of Borrower and hereby authorizes Lender to run such credit and other reports from time to time as Lender deems appropriate.

23. Lender may, at any time, without notice to or the assent of Borrower: (i) after the occurrence of an Event of Default (and with Borrower’s consent prior to the occurrence of an Event of Default),  notify any account debtor that its Accounts have been assigned to Lender by Borrower and that payment thereof is to be made to the order of, and directly solely to, Lender; and (ii) send, or cause to be sent by its designee, written or telephonic requests for verification of any Accounts directly to the applicable account debtor.  At Lender’s request, after the occurrence and continuation of an Event of Default, all invoices and statements sent to any account debtor shall state that the relevant Accounts have been assigned to Lender and that any payments in respect thereof are payable directly and solely to Lender provided, that notwithstanding the foregoing, Lender may at any time require that all invoices and statements sent to any account debtor state that the invoices are payable to Borrower at the address for the Post Office Box (as defined below).  Borrower shall direct, at Borrower expense and in the manner requested by Lender from time to time, that payments and other proceeds of Accounts and other Collateral be sent directly to a Lender owned bank account or be sent: (i) directly by account debtor(s) directly to a post office box (the “Post Office Box”), designated by or in the name of Lender, or in the name of Borrower, but as to which access is limited solely to Lender; (ii) directly by account debtor(s) to a deposit account maintained by Borrower, provided (1) Lender has received a control agreement over same, in form acceptable to Lender, and (2) such account is a blocked account to which only Lender may have access (the “Blocked Account”); or (iii) directly by account debtor(s) to a lockbox account (the “Lockbox”) maintained in Borrower’s and/or Lender’s name by a financial institution or other party, which Lockbox shall also have an associated Blocked Account (collectively, the “Lockbox Account”), with Lender to receive a lockbox control agreement and/or a blocked account control agreement, each in form acceptable to Lender, provided however, that so long as no Event of Default has occurred, Borrower shall be permitted to retain payments and other proceeds of Canadian Accounts owing from Canadian account debtors, with Borrower to provide Lender with a satisfactory daily roll-forward of Canadian Accounts that are outstanding, due and payable.  Hereinafter, the Post Office Box, the Blocked Account, and/or the Lockbox Account are referred to as the “Collateral Control Account(s)”.  Borrower hereby grants to Lender a security interest in the Collateral Control Account(s), over which Borrower shall have no control and into which remittances and other collections and proceeds of Accounts and other Collateral shall be deposited immediately upon their receipt.

24. With respect to any Blocked Account or Lockbox Account, Borrower (at its expense) shall cause the provider of such account to deliver duplicate copies to Lender on each Business Day (or Lender shall be provided with on-line access and a password so that it can directly obtain copies) of (i) checks received in such account, (ii) envelopes, remittance papers, and other detail which might be included in the envelope with remittances, and (iii) an account batch listing (or similar reporting) which details the sequence number, dollar amount of checks, deposit total and account number credited for each deposit (all of the foregoing, the “Remittance Reporting”).  In the event that the provider of such account will not deliver duplicate copies to Lender (or provide on-line access to Lender), Borrower agrees to deliver to Lender copies of the Remittance Reporting on each Business Day.  With respect to remittances into the Post Office Box, Lender shall provide Borrower with on-line access and a password to Lender’s website so that it can directly obtain copies of all Remittance Reporting.  Borrower acknowledges and agrees that notwithstanding anything to the contrary contained in this Agreement, remittances and other collections and proceeds of Accounts and other Collateral made to such account shall not be deemed received by Lender (and the Obligations shall not be credited nor shall Clearance Days commence) until Lender has received the Remittance Reporting.

25. If instead, Lender in writing grants Borrower the revocable privilege to collect, at Borrower’s expense, some or all of the payments or other proceeds of Accounts and other Collateral, such privilege shall be upon the express conditions that all such payments and other proceeds shall  be received by Borrower in trust for Lender;  not be mingled with Borrower’s funds;  be delivered to Lender in kind within twenty-four (24) hours after Borrower’s receipt of the same; and  continue to be delivered to Lender until such time as the Obligations are paid in full and this Agreement is terminated.  Borrower’s collection privilege as described above is subject to revocation by Lender at any time and shall be automatically revoked upon the happening of an Event of Default.  Unless the instruments so received by Borrower are dishonored, Lender shall credit the amount thereof against Borrower’s Obligations to Lender as set forth in Paragraphs 5 and 6 above.

26. Lender is hereby irrevocably appointed Borrower’s attorney-in-fact with authority and power to: endorse Borrower’s name on any checks, notes, acceptances, money orders, drafts, or other forms of payment or security that may come into Lender’s possession (whether checks or other forms of payment are (i) in the name of

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Borrower; (ii) any other name under which it now does business or does business in the future; or (iii) names of its products now or in the future, and Borrower additionally agrees not to make any protest of any kind against Lender for negotiating such checks or other items described herein); sign Borrower’s name on any invoice or bill of lading related to any Accounts, on drafts against account debtors, on schedules and assignments of Accounts, on verification of Accounts, and notices to account debtors; establish a lock box arrangement and/or following and during the continuance of an Event of Default to notify the post office authorities to change the address for delivery of Borrower’s mail; following and during the continuance of an Event of Default, receive and open all mail addressed to Borrower and to retain all mail relating to Lender’s security, forwarding all other mail to Borrower; send, whether in writing or by telephone, requests for verification of Accounts; following and during the continuance of an Event of Default with respect to Accounts or other Collateral, extend the time of payment of, compromise or settle, and adjust disputes and claims, upon any terms, which may include a release of any account debtor or other obligor; following and during the continuance of an Event of Default, make, settle and adjust all claims of Borrower’s policies of insurance and make all decisions with respect thereto; following and during the continuance of an Event of Default, qualify Borrower to do business in any state if Borrower shall fail to do so following request by Lender; following and during the continuance of an Event of Default and at any other time as Lender may reasonably determine as necessary if Borrower has refused, execute and deliver any documents which Lender determines is reasonably necessary in order to protect the interests of Lender hereunder; and do all things necessary to carry out this Agreement.    Following and during the continuance of an Event of Default, Lender shall have the right at any time to enforce Borrower’s rights against the account debtors and obligors, and Lender may bring all proceedings for collection in Lender’s name or in Borrower’s name and may exercise Borrower’s right of stoppage in transit, replevin, and reclamation.

27. If any property referred to or covered by any Account assigned to Lender shall remain in, or revert to, Borrower’s possession, Borrower will forthwith set it apart, mark and designate it as Lender’s Collateral and promptly notify Lender.

28. Borrower will prepare and deliver to Lender its financial statements, balance sheets, profit and loss statements (and cause same to be delivered from any guarantor of any of the Obligations or indebtedness hereunder, “Guarantor”), and such other reports, analysis, operating data, and/or filings required under securities law as Lender may from time to time reasonably request orally or in writing, all in form acceptable to Lender, but in any event shall provide the following:

(a.)	Monthly internally prepared financial statements due within forty-five (45) days of month end;
(b.)	Monthly Accounts aging due within ten (10) days of month end
(c.)	Monthly accounts payable aging due within fifteen (15) days of month end;
(d.)	Payroll tax receipts due within thirty (30) days of payment. All taxes must be paid when due;
(e.)	Preliminary year-end statements due within sixty (60) days of fiscal year end;
(f.)

Reviewed fiscal year end statements and, upon Lender request, federal tax returns, each due within one hundred fifty (150) days of fiscal year end (except that copies of federal tax returns may be submitted on a later date if Borrower is permitted by law or extension to submit its federal tax returns on such later date the applicable taxing authority); and

(g.)

Upon Lender’s request, Borrower shall now and from time to time hereafter, but not less frequently than monthly, execute and deliver to Lender a summary designation of Inventory from Borrower and from all public warehouses, specifying the cost and, if applicable, the market value of Borrower's raw materials, work in process and finished goods, and further specifying such other information as Lender may reasonably request, with all monthly information due within fifteen (15) days of month end.  Borrower shall promptly, in writing, notify Lender if any of Borrower's Inventory contains any labels, trademarks, trade-names or other identifying characteristics which are the properties of third parties.

29. Lender or its agents or employees shall have the right, during reasonable business hours if prior to an Event of Default and at any time after an Event of Default, to have access to, examine, inspect and/or audit any or all of Borrower’s books and records, including but not limited to minute books, ledgers, records indicating, summarizing or evidencing the assets (including Accounts, Inventory and Equipment) and liabilities, and all information relating thereto, records indicating, summarizing or evidencing Borrower’s business operations or financial condition, and all computer programs, disc or tape files, printouts, runs and other computer prepared information and the equipment containing such information, and permit Lender or its employees or agents to copy and make extracts therefrom.  Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower’s expense all financial information, books and records, work papers, management reports and other information in their possession relating to Borrower.

30. Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses.  Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower’s ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.  Additionally, Borrower shall maintain workers’ compensation insurance coverage for all employees as required by law.  All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Lender.  All such policies of insurance (except those of public and product liability) shall contain a 438BFU lender’s loss payable endorsement or comparable endorsement, in a form satisfactory to Lender, showing Lender as additional loss payee

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thereof (and with respect to public and product liability shall contain an additional insured endorsement or comparable endorsement, in a form satisfactory to Lender), and shall contain a waiver of warranties, and shall specify that the insurer must give at least thirty (30) days’ prior written notice to Lender before canceling its policy for any reason.  Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payment of all premiums therefor.  All proceeds payable under any such policy shall be payable to Lender to be applied on account of the Obligations.  Unless Borrower provides Lender with evidence of the insurance coverage as required by this Agreement, Lender may purchase such insurance at Borrower’s expense to protect Lender's interest.  This insurance may, but need not, also protect Borrower’s interest.  If any Collateral becomes damaged, the insurance coverage that Lender purchases may not pay any claim Borrower makes or any claim made against Borrower.  Borrower may later cancel this coverage after providing evidence that Borrower has obtained property coverage elsewhere.  Borrower is responsible for the cost of any insurance purchased by Lender, which shall constitute Lender Expenses (as defined in Paragraph 32).  The cost of obtaining of this insurance may be added to Borrower’s loan balance.  If the cost is added to Borrower’s loan balance, the Rate will apply to this added amount.  The effective date of coverage may be the date on which Borrower’s prior coverage lapsed or the date Borrower failed to provide proof of coverage.  The insurance coverage that Lender purchases may be considerably more expensive than the insurance coverage that Borrower could obtain and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

31. Borrower promises and agrees to pay all documented out-of-pocket costs and expenses and all attorneys’ fees incurred by Lender in connection with this Agreement (whether for legal services incurred by and expenses from outside counsel and/or from in-house counsel) and the transactions contemplated hereby (including without limitation title searches, title reports, title insurance, recording fees, filing fees, publication fees, appraisals, and the prosecution of motions or actions seeking relief from any stay or restraint under the United States Bankruptcy Code from pursuing any remedy hereunder), whether or not suit between Borrower and Lender is brought.  Borrower shall pay to Lender all costs reasonably incurred by Lender for the purpose of enforcing Lender’s rights hereunder, including without limitation:  costs of foreclosure;  costs of obtaining money damages; and  a reasonable fee for the services of attorneys employed by Lender, whether outside counsel or in house counsel, for any purpose related to this Agreement or the Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration, and in the case of bankruptcy, in providing debtor-in possession financing, in seeking relief from the automatic stay, and in prosecuting a complaint to determine dischargeability and other matters to enforce Lender’s rights; and  costs, and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents and adjusting or settling disputes and claims with account debtors with respect to the Accounts; and Lender’s reasonable attorneys’ fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing the Obligations (all of the foregoing together with any other costs, expenses, and attorneys’ fees set forth in this Agreement, “Lender Expenses”).  If during the term hereof, Borrower fails to make any such payment required, Lender may, but need not, pay the same and charge Borrower’s account therefor or if not charged, Lender may collect upon termination.

32. Borrower shall comply with all applicable Environmental Laws (as defined in Paragraph 34).  Borrower agrees to defend, indemnify, save, and hold Lender and its officers, employees, and agents harmless against all obligations, demands, claims, and liabilities claimed or asserted by any other person arising out of or relating to discharges or releases by Borrower of Hazardous Substance or Hazardous Waste (both as defined in Paragraph 34) into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substance or Hazardous Waste or the clean-up or other remediation thereof by Borrower, and all losses (including without limitation attorneys’ fees and legal and other costs from outside counsel or in-house counsel) in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential thereto; provided, however, that no such indemnification shall apply with respect to any liability directly arising out of the gross negligence or willful misconduct on the part of Lender or any of its officers, employees and agents in connection with Hazardous Waste or Hazardous Substance.

33. “Environmental Laws” means all federal, state, provincial, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or waste into the environment, including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals, or industrial, toxic or hazardous substances or waste or the clean-up or other remediation thereof, in each case as amended from time to time, including without limitation 42 U.S.C. 9601 (14), Comprehensive Environmental Response, Compensation and Liability Act of 1980 set forth at 42 U.S.C. 9601 et seq. (“CERCLA”), or the Resource Conservation and Recovery Act of 1986 set forth at 42 U.S.C. 9601 et seq. (“RCRA”) and all successor statutes and amendments thereto.  “Hazardous Substance” or “Hazardous Waste” means any hazardous waste or hazardous substance, as defined in 42 U.S.C. 9601 (14) or any successor statute, all as amended from time to time.

34. Without limiting any other portion of this Agreement, all Borrower’s indebtedness and Obligations shall automatically accelerate and become immediately due and payable, and the revocable collection privilege referred to in Paragraph 26, if applicable, shall be automatically revoked, upon termination (by lapse of time or otherwise) of this Agreement or upon the happening of any one of the following which shall constitute an “Event of Default”:

 Borrower’s failure to make any payment to Lender when due, or any default under, or breach or violation of, any warranty, representation, obligation, agreement, condition or undertaking contained herein or in any other written document which Borrower now or hereafter executes and delivers to Lender, or which Borrower

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now or hereafter causes to be executed and delivered to Lender;  The occurrence of an Overadvance unless waived by Lender in writing;  Any material adverse change (as determined by Lender) in Borrower’s business, (including, without limitation, the ownership thereof) or financial condition or that of any Guarantor, or any change in Borrower’s ability to pay and perform the Obligations when due, or any decline in the Value of any property given to Lender as security, or any change in the perfection or priority of any security interest in any property given to Lender as security, or any change in Lender’s rights and remedies hereunder, which causes Lender to deem itself insecure;  The withdrawal or cancellation of  any guaranty of any of Borrower’s Obligations or indebtedness hereunder; or  any Validity Agreement executed with respect to any of Borrower’s Obligations or indebtedness hereunder, or the termination of any subordination agreement whereby any indebtedness is subordinated to Borrower’s Obligations;  The ceasing to do business as a going concern, or the assignment of any property for the benefit of creditors or the commission of any act of bankruptcy or insolvency, by or on the part of Borrower or any Guarantor;  The filing by or against Borrower or any Guarantor of any petition or application in bankruptcy, reorganization, arrangement, trusteeship or receivership, whether under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or otherwise, or the appointment of a trustee or receiver over all or any part of the property or business of Borrower or any Guarantor;  Any of the property or Collateral covered by any of the security agreements given or caused to be given by Borrower to Lender is lost, secreted, misused, destroyed, transferred, or disposed of or is located in any location other than the Collateral Location(s) unless Lender has so agreed in writing;  Borrower’s failure to comply with any, or become subject to any administrative or judicial proceeding under any domestic or foreign federal, state, provincial or local  hazardous waste or environmental law;  asset forfeiture law; or  other law, where noncompliance may have any significant effect on the Collateral;  Lender’s receipt, at any time following the initial funding, of a report from the Secretary of State (or other domestic or foreign governmental entity) indicating that Lender’s security interest is not prior to all other security interests or other interests reflected in the report;  If required pursuant to Paragraph 11, failure to provide Lender with a waiver and consent from the owner of the Premises or a bailment agreement from the owner or operator of any new Other Locations following a change in the location of Borrower’s Premises or Other Locations; or the ownership of the Premises;  Any delinquency on Borrower’s part in paying any tax when it comes due or making adequate provision for the payment thereof provided that the foregoing shall not prejudice any of Lender’s other Event of Default rights and remedies that may arise if the foregoing circumstances result in a notice of lien, levy, or assessment being filed with respect to any property of Borrower or if such unpaid taxes become a lien upon any of such property;   Borrower makes any prohibited payment on account of indebtedness that has been subordinated in right to payment to the payment of the Obligations; Borrower or any Guarantor defaults on any of its material third party agreements, or any material third party agreement to which either is party is cancelled, matures or terminates, and which circumstances would have a material adverse effect on either of such parties; Borrower or any Guarantor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs; A judgment or other claim for the payment of money totaling $100,00 in the aggregate becomes a lien or encumbrance upon any property of Borrower or any Guarantor; Any property of Borrower or any Guarantor is attached, seized, subjected to a writ or distress warrant or is levied upon unless the foregoing applicable action is dismissed within ten (10) days (but and with Lender not required to make any Advances against the value of any such property that is subjected to any of such actions), or A notice of lien, levy or assessment is filed with respect to any property of Borrower or any Guarantor by any governmental authority, or any debts owing to any governmental authority becomes a lien upon any of such property.

35. Borrower waives presentment, demand, protest, and notice of dishonor as to any instrument.  Borrower consents to any extensions, modifications, allowances, compromises or releases of security which Lender may grant, none of which shall release Borrower or any Guarantor from, or affect, any of Borrower’s or any Guarantor’s obligations.

36. This Agreement shall be effective upon fulfillment of the Conditions Precedent (set forth in Paragraph 61 below) and shall remain in full force and effect for the period through December 31, 2014 (the “Basic Term”).  Notwithstanding the preceding sentence, this Agreement shall be renewed automatically for successive periods (each, a “Renewal Term”) equal one year unless this Agreement is terminated by Borrower giving written notice (a “Termination Notice”) to Lender specifying such termination.  Termination Notices shall be given by the means specified in Paragraph 41 specifying such termination not less than thirty (30) days prior to the effective date of such termination, addressed to Lender at the address set forth herein, and the termination shall be effective as of the date fixed in such notice.  Notwithstanding the foregoing, Lender reserves the right to terminate this Agreement at Lender’s sole discretion upon giving one hundred and twenty  (120) days’ prior written notice to Borrower or, should an Event of Default exist, Lender may terminate this Agreement at any time without notice.  After termination and when Lender has received all sums due, Lender shall reassign to Borrower all Collateral held by Lender, and shall execute a cancellation of, and/or reconveyance under, all security agreements, Financing Statements and other Loan Documents given by Borrower to Lender.

37. If the Obligations are prepaid in full on a final basis as a result of a termination of this Agreement prior to the end of the Basic Term or any Renewal Term, a “Prepayment” shall be deemed to have occurred.  In the event that such Prepayment shall have occurred, Borrower shall pay to Lender a prepayment fee in an amount equal to three percent (3.00%) of the Maximum Amount, if such prepayment occurs at any time including during a Renewal Term (as applicable, the “Prepayment Fee”).  In addition, Borrower shall also pay any prepayment fees provided for in any other agreement with Lender.  The Prepayment Fee provided for in this Section 38 and in any other agreements with Lender shall be deemed included in the Obligations.  A Prepayment may be deemed to have occurred regardless of whether such payment or other reduction  is voluntary or involuntary;  is occasioned by Lender’s acceleration of the Obligations or demand hereunder;  is made by Borrower or other third party, including any Guarantor;  results from Lender’s receipt or collection of proceeds of Collateral, including insurance proceeds or condemnation awards;  results from Lender’s exercise of Lender’s right of setoff; and/or  is made during a bankruptcy, insolvency, reorganization or other proceeding, or is made pursuant to any plan of reorganization or liquidation.  Notwithstanding anything to the contrary in the foregoing, no Early Termination Fee

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shall be due and payable if Lender pursuant to Paragraph 36 terminates this Agreement in the exercise of its sole discretion during the absence of an Event of Default.
38. Intentionally Omitted.

39. Following the occurrence and during the continuance of any Event of Default, all of Borrower’s Obligations shall, without notice or demand, become immediately due and payable at Lender’s option.  Thereafter, all amounts outstanding shall bear interest at the rate of an additional three percent (3.00%) per annum in excess of the Rate (the “Default Rate”).  Lender may, upon the occurrence of an Event of Default, cease making Advances or extending credit to or for the benefit of Borrower under this Agreement, the Loan Documents, or any other agreement between Borrower and Lender.  Lender may, upon the occurrence of an Event of Default, revoke Borrower’s right to sell Inventory free and clear of Lender’s security interest therein.  Upon the occurrence of any such Event of Default Lender may immediately, or at any time or times thereafter, without any demand or notice to Borrower or any Guarantor and without advertisement or notice, all of which are expressly waived, commence an action for the recovery of any and all such Obligations, commence proceedings, without giving any warranties of merchantability, fitness for purpose, title or similar warranty, to sell, lease or otherwise dispose of any and all Collateral covered by this Agreement and by all security agreements given or caused to be given by Borrower to Lender or, without legal proceedings, enter such places as any of such Collateral may be found and take possession of such Collateral and sell the same. Effective following and during the continuance of an Event of Default, Lender is hereby granted a license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower’s rights under all licenses shall inure to Lender’s benefit.  Such Collateral may be sold where it is located at the time of the Event of Default, or elsewhere, at public or private sale, for cash, upon credit or otherwise at Lender’s sole option and discretion.  With respect to any of Borrower’s owned Premises, effective following and during the continuance of an Event of Default, Borrower hereby grants Lender a license to enter into possession of such Premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Lender’s rights or remedies provided herein or in any of the other Loan Documents, at law, in equity, or otherwise.  Lender and Borrower waive any requirements that such property be physically present at the place of sale.  Lender shall provide Borrower such notice of any private or public sale as may be reasonable.  Lender has no obligation to clean up or otherwise prepare the Collateral for sale.  Lender may specifically disclaim any warranties of title or any similar warranty.  Any person, including Lender, may purchase at any such sale, free from any right of redemption which is expressly waived by Borrower, and if Lender is the purchaser, may turn all or part of any of Borrower’s indebtedness to Lender in toward payment of the purchase price.  The proceeds of any such sale or other disposition shall be applied, first to all expenses of setting all liens and claims against, and all costs, charges and expenses incurred in taking, removing, holding, repairing and selling such Collateral, including without limitation, all attorneys’ fees and costs incurred by Lender, and second, to the payment of all Obligations, whether due, or to become due, and whether arising under this Agreement or otherwise.  The surplus, if any, shall be delivered to Borrower.  Borrower shall pay any deficiency forthwith.

40. All notices or demands hereunder shall be in writing and may be made, and deemed to be given, as follows: a) if delivered in person or by courier (overnight or otherwise), on the date when it is delivered; b) if by facsimile, when received at the correct number (proof of which shall be an original facsimile transmission confirmation slip or equivalent); or c) if sent by certified or registered mail or the equivalent, on the earlier of the date such mail is actually delivered or three (3) days after deposit thereof in the mail, unless the date of actual delivery or such date three (3) days after deposit thereof in the mail (as applicable) is not a business day in which case such communication shall be deemed given and effective on the first following business day.  Any such notice or communication given hereunder shall be addressed to the intended recipient at its address or facsimile number specified in the preamble to this Agreement.  The parties hereto may change the address or at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

41. Borrower has the risk of loss of the Collateral.  Lender shall not be liable or responsible for the safekeeping of any Collateral.  Lender shall not be responsible for any lost profits of Borrower arising from any breach of contract, tort, or any other wrong arising from the establishment, administration, or collection of the Obligations.  Lender has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

42. Borrower hereby releases and exculpates Lender, Lender’s officers, employees, agents, designees, attorneys, directors, shareholders, and accountants  (the “Lender Parties”) from any liability arising from any acts under this Agreement, the documents executed in connection with this Agreement or subsequent to this Agreement or in furtherance thereof (each individually and collectively the “Loan Documents”), whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for gross negligence or willful misconduct, but in no event shall the Lender Parties have any liability to Borrower for lost profits or other special or consequential damages.  Borrower agrees to indemnify the Lender Parties against, and hold each of them harmless from, any liability of any kind or nature, including attorneys’ fees and Lender’s Expenses which may be imposed upon, incurred by, or asserted against any of the Lender Parties, in any way relating to or arising out of this Agreement or the transactions contemplated hereby, except to the extent of any liability caused by any of the Lender Parties’ gross negligence or willful misconduct.

43. If there are two or more Borrowers, then Advances hereunder shall be deemed to be made to each and all Borrowers and each Borrower shall be jointly and severally obligated to repay the Obligations;  each Borrower jointly and severally makes, and is liable for, each and every warranty, representation, obligation, covenant and undertaking under this Agreement;  when permitted by the context, the word “Borrower” shall include and mean all, or any one of the undersigned Borrowers;  each Borrower hereby waives its rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may

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become available to any Borrower by reason of Sections 2787 to 2855, inclusive of the California Civil Code;  each Borrower waives all rights and defenses it may have if this Agreement is secured by real property, which means, among other things:   Lender may collect from any Borrower without first foreclosing on any real or personal property collateral pledged by Borrower; and  if Lender forecloses on any real property collateral pledged by any Borrower:  the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and  Lender may collect from any Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right any Borrower may have to collect from any other Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses any Borrower may have because Borrower’s debt is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure;  each Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any Borrower’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise, and each Borrower further waives any and all benefits or defenses, if any, arising directly or indirectly under any one or more of Sections 3116, 3118, 3119, 3419, 3605, 9504, 9505, and 9507 of the California Uniform Commercial Code and, if applicable, any analogous section of the applicable Canadian personal property securities laws; and  each Borrower hereby agrees that it is jointly and severally, directly, and primarily liable to Lender for payment and performance in full of all duties, obligations, and liabilities under this Agreement and each other document, instrument, and agreement entered into by any Borrower with or in favor of Lender in connection herewith, and that such liability is independent of the duties, obligations, and liabilities of any other Borrower or any other Guarantor, as applicable.  Each reference herein to Borrower shall mean each and every Borrower that is a party hereto, individually and collectively, jointly and severally.

44. Borrower consents to Lender’s use of Borrower’s company names and logos in Lender’s written and oral presentations, including in Lender’s advertising, promotional, and marketing materials, client lists, news releases, and Web site; provided that each such use shall be pre-approved in writing by Borrower.  In connection with any client references in such written or oral presentations, Borrower consents to the use of individual names and quotations; provided that each such use shall be pre-approved in writing by Borrower.  Borrower’s consents herein shall survive termination of this Agreement until such time that Borrower delivers, and Lender receives, written revocation of such consents.

45. Lender’s rights and remedies under this Agreement and all security agreements shall be cumulative and Lender shall have all other rights and remedies not inconsistent therewith as provided by law; no exercise by Lender of one right or remedy shall be deemed an election and no waiver by Lender of any default in Borrower’s part shall be deemed a continuing waiver.  No delay or omission by Lender shall constitute a waiver or election.  This Agreement shall be binding as of the date of the initial funding hereunder, and this Agreement shall bind and inure to the benefit of heirs, legatees, executors, administrators, successors, and assigns of Lender and shall bind all parties which become bound as a borrower to this Agreement.  However, Borrower may not assign this Agreement or any rights hereunder without Lender’s prior written consent.  No such consent by Lender shall release Borrower or any Guarantor.  Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under each of the documents executed herewith or hereafter.  In connection therewith, Lender may disclose all documents and information that Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, or about Borrower or Borrower’s business, any Guarantor or the business of any such Guarantor, or any Collateral hereunder.  Lender may assign Lender’s rights and interests under this Agreement, with Lender to exercise reasonable efforts to notify Borrower of an assignment (but with Lender and its assignee incurring no liability for failing to so notify and without any adverse effect on the validity of such assignment).  If an assignment is made by Lender, Borrower shall render performance under this Agreement to such assignee.  Borrower waives and will not assert against any assignee any claims, defenses or set-offs that Borrower could assert against Lender except defenses that cannot be waived.

46. Paragraphs and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to all paragraphs herein.  Neither this Agreement nor any uncertainty, or ambiguity herein shall be construed or resolved against Lender or Borrower whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words so used as to fairly accomplish the purposes and intentions of all parties hereto.  When permitted by the context, the singular includes the plural and vice versa.  No reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by Borrower (except for sales of Inventory in the ordinary course of business).  “Includes” and “including” are not limiting.  “Or” is not exclusive.  “All” includes “any” and “any” includes “all”.  Any reference herein to a “writing”, a “written document”, or an executed document shall also mean an “authenticated” writing or document or “authentication” (as defined in the UCC) unless Lender shall otherwise require an original writing.

47. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of California without giving effect to conflicts of law principles.  This Agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.  The parties waive the provisions of California Civil Code §1654.

48. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.  All other terms contained in this Agreement, which are not specifically defined herein, shall have the meanings provided in the UCC to the extent the same are used herein.  “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles

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Board of the American Institute of Certified Public Accountants and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable as of the date of determination.

49. Any Collateral pledged to Lender to secure any of the Obligations of Borrower shall also secure any of the other Obligations of Borrower to Lender except that any real property pledged to secure any Obligations of Borrower shall only secure any other Obligation of Borrower if Lender specifically so agrees in writing.

50. An Event of Default under this Agreement shall be an Event of Default under any of the other Obligations and vice versa.
51. Each and every provision of this Agreement shall be severable from every other provision for the purposes of determining legal enforceability of any such provision or provisions.

52. This Agreement embodies the entire agreement and understanding among and between the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior or contemporaneous agreements and understandings between said parties, verbal or written, express or implied, relating to the subject matter hereof.  No promises of any kind have been made by Lender or any third party to induce Borrower to execute this Agreement.  No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

53. This Agreement and any of the Loan Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  This Agreement and any of the Loan Documents, or a signature page thereto intended to be attached to a copy of this Agreement or any of the Loan Documents, signed and transmitted by facsimile machine, telecopier, or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document.  The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document.  No party hereto may raise the use of a facsimile machine, telecopier, or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier, or other electronic means as a defense to the enforcement of this Agreement or any of the Loan Documents.

54. The parties hereby agree that  this Agreement is entered into and that Borrower’s performance to Lender occurs at Campbell, California; and  all actions or proceedings arising in connection with this Agreement and/or the Loan Documents shall be tried and litigated only in the State and Federal courts located in the County of Santa Clara, State of California or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy.  Each of Borrower and Lender waives, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.  BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION HEREUNDER OR ARISING OUT OF THE TRANSACTIONS BETWEEN BORROWER AND LENDER.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

55. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other related document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or any other related document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the business day before the day on which judgment is given.  For this purpose “rate of exchange” means the rate at which the Lender is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in

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accordance with its normal practice through its bankers.  In the event that there is a change in the rate of exchange prevailing between the business day before the day on which the judgment is given and the date of receipt by the Lender of the amount due, the Borrower will, on the date of receipt by the Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Lender on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Lender is the amount then due under this Agreement or any other related document in the Currency Due.  If the amount of the Currency Due which the Lender is so able to purchase is less than the amount of the Currency Due originally due under this Agreement or any other related document,  the Borrower shall indemnify and save the Lender harmless from and against all loss or damage arising as a result of such deficiency.  This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other related documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other related document or under any judgment or order.

All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of California.

If and to the extent Washington Law applies, Oral Agreements or Oral Commitments to loan money, extend credit, or forbear from enforcing repayment of a debt are not enforceable under Washington Law.

This Loan and Security Agreement is subject to the terms and conditions set forth in Addendum A attached hereto and made a part hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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Signature Page for that certain

Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be executed as of the date first set forth above.

Jones Soda Co. (USA) Inc.
(“Borrower”)

/s/ Jennifer L. Cue
By: Jennifer L. Cue
Its: President & CEO

JONES SODA (CANADA) INC.
(“Borrower”)

/s/ Jennifer Cue
By: Jennifer Cue
Its: President

BFI Business Finance
(“Lender”)

/s/ Jeffrey Lizar
By: Jeffrey Lizar
Its: Executive Vice President

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to

Pursuant to this Addendum A to Loan and Security Agreement (this “Addendum”), the foregoing Loan and Security Agreement (the “Agreement”) by and between BFI Business Finance (“Lender”) and Jones Soda Co. (USA) Inc. (“Jones USA”) and JONES SODA (CANADA) INC. (“Jones Canada”) (Jones USA and Jones Canada, individually and collectively, the “Borrower”) is hereby amended and/or supplemented by the following terms and conditions set forth below.

56. “Borrower has informed Lender that Whoopass USA Inc., a Washington corporation (“Whoopass USA”): maintains its corporate existence but has never had any operations and continues to remain inactive; does not own any assets including the Whoopass trademarks and trade names owned and utilized by Borrower; and, has not entered into contracts with any customers including Borrower’s customers.  Borrower represents, warrants and covenants that no intercompany transactions have occurred, or will occur, between Borrower and Whoopass USA including, without limitation, transfers of funds or assets or Borrower’s incurrence of liabilities of behalf of Whoopass USA.”

57. “Other Locations” shall mean:

[***]

59.“Permitted Liens” means all of the following:

(a.)	liens and security interests held by Lender or agreed to by Lender in the any Loan Documents;
(b.)	liens for unpaid taxes of Borrower that are either not yet due and payable; or do not constitute an Event of Default hereunder;
(c.)	liens and security interests granted against equipment disclosed in writing by Borrower to Lender and consented to by Lender in writing;
(d.)

 purchase money liens or the interests of Borrower as a lessor under capital leases to the extent that such liens or interests are not otherwise prohibited by the terms of this Agreement and so long as such lien attaches only to the asset purchased or acquired and the proceeds thereof;

(e.)

 with respect to real property, easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto;

(f.)	obligations and duties as lessee under any operating lease existing on the date of this Agreement; and obligations and duties as lessee under any lease existing on the date of this Agreement;
(g.)

 any liens incurred in connection with the refinancing, renewal, or modification of indebtedness secured by Permitted Liens, provided:  the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower;   the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the indebtedness so refinanced, renewed, or extended;  such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the indebtedness so refinanced, renewed, or extended; and  that to the extent that the indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing of the indebtedness must be at least as favorable to Lender as those applicable to the refinanced indebtedness;

(h.)	liens for unpaid taxes, assessments, or other governmental charges or levies that are not yet delinquent; or that do not constitute an Event of Default under this Agreement;
(i.)	judgment liens that do not constitute an Event of Default under this Agreement;
(j.)	liens on amounts deposited in connection with obtaining workers’ compensation insurance or other unemployment insurance;
(k.)

        liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, provided that such deposits have been made with Lender’s prior written consent; and

CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [***], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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to

(l.)

       liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrower’s business and not in connection with the borrowing of money, and which liens either (a) are for sums not yet delinquent, or (b)  are the subject of protests as to which (i) a reserve has been established on Borrower’s books and records, (ii) any such protest is instituted promptly and prosecuted diligently in good faith, and (iii) Lender is satisfied that, while such protest is pending, there will be no impairment on the enforceability, validity or priority of Lender’s security interests and liens.

60.Lender agrees that all material, non-public information regarding Borrower, any Guarantor, or any of their respective businesses, operations, assets, or financial condition which is marked or otherwise indicated in writing to Lender as confidential (“Confidential Information”) shall be treated by Lender in a confidential manner, and shall not be disclosed by Lender, except:  (i) to attorneys for and other advisors, accountants, auditors, and consultants to Lender, (ii) as may be required by regulatory authorities, (iii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, or as required by any governmental authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any such disclosure under this clause (iii) the disclosing party shall provide Borrower with prior written notice thereof, and (y) any disclosure under this clause (iii) shall be limited to the portion of the Confidential Information as may be determined by Lender’s in-house or outside counsel as required (in its/their legal discretion) to be disclosed pursuant to such order, rule, regulation, subpoena or other legal process, (iv) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Lender or its representatives), (v) in connection with any assignment of Lender’s interest under this Agreement, with the terms of this Paragraph to remain in effect after any such assignment and to bind any successor assignee; and (vi) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

61. Conditions Precedent to Initial Advance. The following are hereby added in the Agreement as conditions precedent to the initial Advance:
(a.)

The delivery, execution, resolution and/or completion (as applicable), to Lender’s satisfaction, of all other documents (including an Officer’s Certificate from Jennifer Cue), matters or acts required by Lender in connection with the transactions contemplated by this Agreement, and Lender’s execution and delivery of this Agreement.

(b.)	Lender’s receipt of the Initial Loan Fee.
(c.)	The Effective Date shall occur no later than December 27, 2013.

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Schedule 13(d) to

1. Registered Retirement Savings Plan (RRSP).

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CERTAIN PORTIONS OF THIS PAGE HAVE BEEN OMITTED, AS INDICATED BY [***], AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.